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                                                             EXHIBIT NO. 99.9(a)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated July 31, 2002, appearing in Post-Effective Amendment No. 44 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 1, 2002.

                                      JAMES R. BORDEWICK, JR.
                                      ---------------------------------------
                                      James R. Bordewick, Jr.
                                      Assistant Clerk and Assistant Secretary

Boston, Massachusetts
August 23, 2002